SECURITIES AND EXCHANGE COMMISSION

                      	WASHINGTON, D.C. 20549

                           	___________

                            	FORM 8-K

         	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                         October 20, 1999
                          Date of Report


                      	THE PITTSTON COMPANY
       	(Exact name of registrant as specified in its charter)


         	Virginia                                    	54-1317776
(State of incorporation or organization) (I.R.S. employer identification no.)


                          	P.O. Box 4229
                   	1000 Virginia Center Parkway
                 	Glen Allen, Virginia                   	23058-4229
             (Address of principal executive offices)     (Zip Code)

                         (804) 553-3600
        (Registrant's telephone number, including area code)

                     	___________________________


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Item 5.	Other Events

		On October 20, 1999, the Registrant, pursuant to the Trust Agreement, dated
December 7, 1992, as amended by Amendment No. 1 thereto, dated as of July 27,
1993, Amendment No. 2 thereto, dated as of January 19, 1996, and Amendment No. 3 thereto, dated as of October 14, 1998 (as amended, the "Trust Agreement"), that created The Pittston Company Employee Benefits Trust (the "Trust"),  sold to
Chase Manhattan Bank, as Trustee under the Trust Agreement, 900,000 additional shares of Pittston Minerals Group Common Stock, $1.00 par value per share, at a price equal to $1.625 per share (the last reported sales price on the New York
Stock Exchange Composite Tape on October 19, 1999), for an aggregate purchase price of $1,462,500.  The purchase price is evidenced by a promissory note (the
"Note") delivered by the Trustee to the Registrant.  The Note bears interest at the rate of nine and one-half percent (9.5%) per annum and is payable in installments as provided therein.

	The Trust was created to provide for the satisfaction of certain obligations of the Registrant and its affiliates under various employee benefit plans of the
Registrant, including those providing for the acquisition by employees of shares of the Registrant's stock.

	The shares of Registrant's stock held by the Trust are legally outstanding, but under generally accepted accounting principles will not be taken into account for purposes of determining earnings per share of the Registrant and its consolidated subsidiaries.  The Trust and the Trustee disclaim beneficial ownership of all of such shares.

Item 7.	Financial Statements and Exhibits

Exhibit No.		Description

	99(a)			Form of Promissory Note, dated October 20, 1999, delivered to the
         Registrant by the Trustee.

                             	SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

			                                   THE PITTSTON COMPANY
                                    					(Registrant)


Date: October 21, 1999			             By:	    /s/ Austin F. Reed
                                						Name:  	Austin F. Reed
                                     	Title:	 Vice President, General Counsel
                                       							and Secretary